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                                                                       EXHIBIT 5


                           JONES, DAY, REAVIS & POGUE
                           303 Peachtree Street, N.E.
                               3500 SunTrust Plaza
                             Atlanta, Georgia 30308




                                  May 18, 2000




ChoicePoint Inc.
100 Alderman Drive
Alpharetta, Georgia  30005

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel to ChoicePoint Inc., a Georgia corporation (the "Company"), in connection with the registration by the Company of up to 2,903,291 shares of common stock, par value $.10 per share (the "Common Stock"), to be issued in accordance with DBT Online, Inc. Amended and Restated Stock Option Plan, as amended (the "Plan"), plus such additional shares as may be issued for adjustment as provided in the Plan, pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement") to which this opinion appears as
Exhibit 5.

         As special counsel for the Company, we have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion.

         We have assumed, without independent verification, the genuineness and authorization of all signatures and the conformity to the originals of all copies submitted to us or inspected by us as certified, conformed or photostatic copies. Based on such examination, we are of the following opinion:

         The Common Stock, when issued in the manner contemplated by the Plan, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of Georgia and the federal laws of the United States of America, as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ JONES, DAY, REAVIS & POGUE
                                                 ------------------------------

                                                 Jones, Day, Reavis & Pogue